AMENDED SCHEDULE A

DATED AUGUST 22, 2008

TO THE

EXPENSE LIMITATION AGREEMENT

BETWEEN OLD MUTUAL FUNDS III AND OLD MUTUAL CAPITAL, INC.

DATED MARCH 3, 2008

Fund	Share Class	Expense Limit

Old Mutual 2011-2020 Conservative Fund	Institutional	0.25%
	A	0.50%
	C	1.25%

Old Mutual 2011-2020 Moderate Fund	Institutional	0.30%
	A	0.55%
	C	1.30%

Old Mutual 2011-2020 Aggressive Fund	Institutional	0.30%
	A	0.55%
	C	1.30%

Old Mutual 2021-2030 Conservative Fund	Institutional	0.25%
	A	0.50%
	C	1.25%

Old Mutual 2021-2030 Moderate Fund	Institutional	0.30%
	A	0.55%
	C	1.30%

Old Mutual 2021-2030 Aggressive Fund	Institutional	0.30%
	A	0.55%
	C	1.30%

Old Mutual 2031-2040 Conservative Fund	Institutional	0.25%
	A	0.50%
	C	1.25%

Old Mutual 2031-2040 Moderate Fund	Institutional	0.30%
	A	0.55%
	C	1.30%

Old Mutual 2031-2040 Aggressive Fund	Institutional	0.30%
	A	0.55%
	C	1.30%

Old Mutual 2041-2050 Conservative Fund	Institutional	0.25%
	A	0.50%
	C	1.25%

Old Mutual 2041-2050 Moderate Fund	Institutional	0.30%
	A	0.55%
	C	1.30%

Old Mutual 2041-2050 Aggressive Fund	Institutional	0.30%
	A	0.55%
	C	1.30%

Old Mutual Heitman Global Real Estate Securities Fund	Institutional	1.25%
	A	1.55%
	C	2.30%

OLD MUTUAL FUNDS III		OLD MUTUAL CAPITAL, INC.

By:	/s/ Robert T. Kelly	By:	/s/ Mark E. Black
Name:	Robert T. Kelly	Name:	Mark E. Black
Title:	Treasurer	Title:	Chief Financial Officer